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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Anchor BanCorp Wisconsin Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

June 16, 2006
Dear Stockholder:
      You are cordially invited to attend the annual meeting of stockholders of Anchor BanCorp Wisconsin Inc. The meeting will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 25, 2006 at 2:00 p.m., Central Time. The matters to be considered by stockholders at the annual meeting are described in the accompanying materials.
      Your vote is very important. Whether or not you plan to attend the annual meeting, we urge you to mark, sign, date and return your proxy form in the enclosed postage-paid envelope as soon as possible to make sure that you are represented. This will not prevent you from voting in person at the annual meeting, but will ensure that your shares will be represented if you are unable to attend.
      Your continued support of and interest in Anchor BanCorp Wisconsin Inc. are sincerely appreciated.

Sincerely,

Douglas J. Timmerman
Chairman of the Board, President
and Chief Executive Officer

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
ANCHOR BANCORP WISCONSIN INC.
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
VOTING
ELECTION OF DIRECTORS
RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
BENEFICIAL OWNERSHIP OF COMMON STOCK BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EXECUTIVE COMPENSATION
Performance Graph
PROPOSAL TO RATIFY THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
STOCKHOLDER PROPOSALS
ANNUAL REPORT
OTHER MATTERS
ANCHOR BANCORP WISCONSIN INC. AUDIT COMMITTEE CHARTER

ANCHOR BANCORP WISCONSIN INC.
25 West Main Street
Madison, Wisconsin 53703
(608) 252-8700

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On July 25, 2006

       NOTICE IS HEREBY GIVEN that the annual meeting of stockholders of Anchor BanCorp Wisconsin Inc. will be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 25, 2006 at 2:00 p.m., Central Time, for the following purposes, all of which are more completely set forth in the accompanying proxy statement:

(1) To elect three directors for a three-year term and in each case until their successors are elected and qualified;

(2) To ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007; and

(3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.
      The board of directors has fixed June 9, 2006 as the voting record date for the determination of stockholders entitled to notice of and to vote at the annual meeting and at any adjournment thereof. Only those stockholders of record as of the close of business on that date will be entitled to vote at the annual meeting or at any such adjournment.

BY ORDER OF THE BOARD OF DIRECTORS

Mark D. Timmerman
Executive Vice President, Secretary and
General Counsel
Madison, Wisconsin
June 16, 2006
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE INDICATE YOUR VOTING DIRECTIONS, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY, WHICH IS SOLICITED BY THE ANCHORBANCORP WISCONSIN INC. BOARD OF DIRECTORS, USING THE ENCLOSED SELF ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF FOR ANY REASON YOU SHOULD DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

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ANCHOR BANCORP WISCONSIN INC.
PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS
July 25, 2006
      This proxy statement is being furnished to the holders of common stock of Anchor BanCorp Wisconsin Inc., the holding company for AnchorBank, fsb. In this proxy statement, “Company,” “we,” “us” and “our” refer to Anchor BanCorp Wisconsin Inc. and “Bank” refers to AnchorBank, fsb.
      Proxies are being solicited on behalf of our board of directors for use at our 2006 annual meeting of stockholders, to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin, on Tuesday, July 25, 2006 at 2:00 p.m., Central Time, and at any adjournment thereof. The purposes of the annual meeting are set forth in the accompanying notice of annual meeting of stockholders.
      This proxy statement and the accompanying form of proxy are first being mailed to stockholders on or about June 16, 2006 to the holders of our common stock on June 9, 2006, the record date for the annual meeting.
VOTING
Stockholders Entitled to Vote
      Only stockholders of record at the close of business on June 9, 2006 will be entitled to vote at the annual meeting. On the record date, there were 21,937,991 shares of common stock issued and outstanding and the Company had no other class of equity securities outstanding. Each share of common stock is entitled to one vote at the annual meeting on all matters properly presented at the meeting.
Voting and Revocation of Proxies
      The proxies solicited hereby, if properly signed and returned to us and not revoked prior to their use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for the nominees for director described herein, and upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.
      Any stockholder giving a proxy has the power to revoke it at any time before it is exercised by:

•	filing with the Secretary of the Company written notice thereof (Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, Anchor BanCorp Wisconsin Inc., 25 West Main Street, Madison, Wisconsin 53703);

•	submitting a duly-executed proxy bearing a later date; or

•	appearing at the annual meeting and giving the Secretary notice of his or her intention to vote in person.
      Proxies solicited hereby may be exercised only at the annual meeting and any adjournment thereof and will not be used for any other meeting.
Quorum and Required Votes
      The presence in person or by proxy of at least a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Abstentions and broker “non-votes” will be counted as present and entitled to vote for purposes of determining whether a quorum of the holders of common stock exists. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.
      The persons receiving the greatest number of votes of the common stock, up to the number of directors to be elected, shall be elected as directors of the Company. The proposal to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm, as well as any other matter properly submitted to the holders of the common stock for their consideration at the annual meeting, will be approved if the number of votes cast by holders of common stock approving the proposal exceed the number of votes cast opposing the proposal.
Broker “Discretionary Voting”
      Banks, brokers and other nominees may vote shares held by them for a customer on matters that have been determined to be routine, even though the bank, broker or other nominee has not received instructions from the customer. Routine matters for this purpose include the election of directors and ratification of the appointment of our independent registered public accounting firm.
ELECTION OF DIRECTORS
      Our articles of incorporation provide that the board of directors shall be divided into three classes which are as equal in number as possible. Pursuant to our bylaws, the number of directors of the Company is currently set at ten, divided into classes of four, three and three directors each. One class is elected each year to serve for a term of three years, and in each case until their successors are elected and qualified.
      The following three directors are to be elected at the annual meeting: Holly Cremer Berkenstadt, Donald D. Kropidlowski and Mark D. Timmerman. Each of these persons currently is a director of the Company.
      There are no arrangements or understandings between the nominees for director and any other person pursuant to which such person was selected as a nominee for election as a director at the annual meeting. No director is related to any other director by blood, marriage or adoption, except that Mark D. Timmerman is Douglas J. Timmerman’s son.
      Unless otherwise directed, each proxy executed and returned by a stockholder will be voted for the election of the three nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the annual meeting, the proxies will vote for any replacement nominee or nominees recommended by the board of directors. At this time, the board of directors knows of no reason why any of the nominees listed below may not be able to serve as a director if elected.
Nominees for Director for Three Year Terms Expiring in 2009

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Holly Cremer Berkenstadt	50	Director; Chairman of the Board and Director of Wisconsin Cheeseman, Inc., a direct food and gift company located in Sun Prairie, Wisconsin.	1994
Donald D. Kropidlowski	64	Director; formerly Senior Vice President of the Bank from July 1995 until August 2001; former Director, President and Chief Executive Officer of American Equity Bancorp and American Equity Bank of Stevens Point.	1995
Mark D. Timmerman	38	Director; Executive Vice President, Secretary and General Counsel of the Company; Director, President and Chief Executive Officer of the Bank and previously served as Executive Vice President, Secretary and General Counsel of the Bank; Member, State Bar of Wisconsin since 1994	2002
      The Board of Directors recommends a vote FOR approval of the nominees for director.

Members of the Board of Directors Continuing in Office
Directors with Three Year Terms Expiring in 2007

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Greg M. Larson	56	Director; Chief Executive Officer and Manager of CedarTree LLC. Former President and Chief Executive Officer of Demco, Inc., a direct mail school and library supply company located in Madison, Wisconsin.	1992
Douglas J. Timmerman	65	Director and Chairman; President and Chief Executive Officer of the Company; Director and Chairman of the Board of the Bank and has served in various management positions with the Bank.	1971
David L. Omachinski	54	Director; President and Chief Executive Officer of Magnum Products, LLC. (since October 2005). Prior thereto, he was President and Chief Operating Officer (since February 2004), Executive Vice President, Chief Operating and Financial Officer, and Treasurer (since 2002) and Vice President-Finance, Chief Financial Officer and Treasurer (since 1993) of OshKosh B’Gosh, Inc.	2002
Pat Richter	64	Director; Director of Athletics-Emeritus at the University of Wisconsin. Member of the board of directors of the Green Bay Packers, Green Bay, Wisconsin and member of the board of directors, Outlook Group, Neenah, Wisconsin. Mr. Richter is currently serving as a consultant for several business organizations.	1990
Directors with Three Year Terms Expiring in 2008

			Director
Name	Age	Principal Occupation and Business Experience	Since(1)

Richard A. Bergstrom	56	Director; President of Bergstrom Corporation; Director of the Bank.	1999
Donald D. Parker	67	Director; former Officer, Director and Chairman of the Board of FCB Financial Corp. and Fox Cities Bank, F.S.B.	1999
James D. Smessaert	68	Director; former President, Director and Chairman of the Board of Ledger Capital Corp. and Ledger Bank, S.S.B.	2002

(1)	Includes service as director of the Bank.
Independence of Directors
      Our board of directors has adopted the following standards for director independence in compliance with rules of the Securities and Exchange Commission (“SEC”) and corporate governance listing standards for companies listed on the Nasdaq Stock Market, Inc.:

•	No director qualifies as “independent” unless the Board affirmatively determines that the director has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us);

•	A director who is an employee, or whose immediate family member is an executive officer of ours is not “independent” until three years after the end of such employment relationship;

•	A director who receives, or whose immediate family member receives, more than $60,000 per year in direct compensation from us or any of our subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service), is not “independent” until three years after he or she ceases to receive more than $60,000 per year in such compensation;

•	A director who is affiliated with or employed by, or whose immediate family member is affiliated with or employed in a professional capacity by, a present or former internal or external auditor of ours is not “independent” until three years after the end of the affiliation or the employment or auditing relationship;

•	A director who is employed, or whose immediate family member is employed, as an executive officer of another company where any of our present executives serve on that company’s compensation committee is not “independent” until three years after the end of such service or the employment relationship; and

•	A director who is an executive officer or an employee, or whose immediate family member is an executive officer, of a charity to which we donate or a company that makes payments to, or received payments from, us for property or services in an amount which, in any single fiscal year, exceeds the greater of $200,000 or 5% of such other charity’s or company’s consolidated gross revenues, is not “independent” until three years after falling below such threshold.

      Based on its annual review of the independence of directors, our board of directors has determined that each member of the Board, except for Messrs. D. Timmerman and M. Timmerman, meets the aforementioned independence standards. Mr. D. Timmerman does not meet the aforementioned independence standards because he is President and Chief Executive Officer of the Company, and Mr. M. Timmerman does not meet the aforementioned independence standards because he is Executive Vice President, Secretary and General Counsel of the Company.
The Board of Directors and its Committees
      Regular meetings of our board of directors are held quarterly and special meetings of the Board are held as needed. The board of directors held a total of four meetings during the fiscal year ended March 31, 2006. No incumbent director attended fewer than 75% of the aggregate total number of meetings of the board of directors held during the fiscal year ended March 31, 2006 and the total number of meetings held by all committees on which he or she served during such year.
      The Audit Committee of the board of directors provides assistance to the board of directors in fulfilling its oversight responsibility to the stockholders of the Company relating to: the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent registered public accounting firm; the independent registered public accounting firm’s qualifications and independence; and the Company’s compliance with ethics policies and legal regulatory requirements. The Audit Committee is empowered to appoint, compensate and oversee the work of the Company’s independent registered public accounting firm and to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage and retain independent counsel and other advisors as it determines necessary to carry out its duties. The members of the Audit Committee, which met seven times during the fiscal year ended March 31, 2006, are Ms. Berkenstadt and Messrs. Larson, Omachinski and Parker. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the Nasdaq Stock Market and the Company’s corporate governance guidelines. The Audit Committee operates pursuant to a written charter, which was updated in May 2006, a copy of which is included as Appendix A to this proxy statement, as well as available on the Company’s website at www.anchorbank.com.
      The Compensation Committee of the board of directors determines compensation for executive officers. The members of this committee, which met two times during the fiscal year ended March 31, 2006, are Messrs. Donald D. Kropidlowski, Greg M. Larson and Pat Richter. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the Nasdaq Stock Market and the Company’s corporate governance guidelines. The report of the Compensation Committee with respect to compensation for the Chief Executive Officer and all other executive officers for the fiscal year ended March 31, 2006 is set forth below under “Executive Compensation — Report of the Compensation Committee.”

      The Nominating and Corporate Governance Committee of the board of directors evaluates and make recommendations to the board of directors for the election of directors and evaluation of the Company’s corporate governance practices and policies. As of March 31, 2006, the members of this committee were Messrs. Richard A. Bergstrom, Donald D. Parker, James D. Smessaert, Greg M. Larson, Pat Richter and David L. Omachinski. Each of these persons is independent within the meaning of applicable laws and regulations, the listing standards of the Nasdaq Stock Market and the Company’s corporate governance guidelines. During the fiscal year ended March 31, 2006, the Nominating and Corporate Governance Committee met one time.
      The Nominating and Corporate Governance Committee proposes a slate of directors for election by our stockholders at each annual meeting and appoints candidates to fill any vacancies on the board of directors. In addition, the Nominating and Corporate Governance Committee:

•	makes recommendations regarding the size and composition of the board of directors,

•	determines the appropriate committee structure of the board of directors and committee composition,

•	acts as a forum to address special issues that require the attention of the Board of Director’s independent directors,

•	develops our corporate governance principles, and

•	has authority to retain and terminate consultants or a search firm to identify director candidates.
Selection of Nominees for the Board
      The Nominating and Corporate Governance Committee will consider nominees recommended by shareholders provided that the recommendations are made in accordance with the procedures described in this proxy statement under “Stockholder Nominations” below. Shareholder’s nominees that comply with these procedures will receive the same consideration that the Nominating Committee’s nominees receive.
      To be considered by the Nominating and Corporate Governance Committee, a director nominee must have experience as a board member or senior officer of a company similar to us or have served as an officer of another publicly traded company or a prominent company in one of our primary geographic markets. In addition to these minimum requirements, the Committee will also evaluate whether the nominee’s skills are complementary to the existing board members’ skills, and the Board’s needs for operational, management, financial or other expertise. The Committee and our Chief Executive Officer interview candidates that meet the criteria, and the Committee selects nominees that best suit the Board’s needs. In the past, the Committee has identified potential Board candidates through acquisitions by the Company, recommendations by members of the Board and community contacts.
Stockholder Nominations
      Article IV, Section 4.14 of our bylaws governs nominations for election to the board of directors and requires all such nominations, other than those made by the Board, to be made at a meeting of stockholders called for the election of directors, and only by a stockholder who has complied with the notice provisions in that section. Stockholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than (i) 60 days prior to the anniversary date of the mailing of proxy materials by the Company for the immediately preceding annual meeting, and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each written notice of a stockholder nomination shall set forth: (a) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (d) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (e) the consent of each nominee to serve as a director of the Company if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures. We did not receive any stockholder nominations for director in connection with the upcoming annual meeting.
Contacting the Board of Directors and Annual Meeting Attendance
      Stockholders and other interested parties may communicate with the board of directors by writing to the Anchor BanCorp Wisconsin Inc. Board of Directors, 25 West Main Street, Madison, Wisconsin 53703, c/o Mark D. Timmerman, Executive Vice President, Secretary and General Counsel. Inquiries sent by mail will be reviewed by our general counsel and if they are relevant to, and consistent with, our operations, policies and philosophies, they will be forwarded to our board of directors.
      We encourage, but do not require, board members to attend our annual meeting of stockholders. Last year, all of our directors except Director Bergstrom attended the annual stockholders meeting.
Compensation of Directors
      Board Fees. Each member of the board of directors of the Company is paid a fee of $2,200 for each regular quarterly board meeting attended. In addition, each director of the Bank also is paid a fee of $2,200 for each regular meeting of the board of directors of the Bank attended. Directors of the Company and the Bank also receive a fee of $500 for each regular committee meeting of the Board attended and $1,100 for each special Board meeting attended. The Audit Committee Chair receives an annual retainer of $5,000.
      Directors’ Deferred Compensation Plan. The Company and the Bank maintain plans under which members of their Boards of Directors may elect to defer receipt of all or a portion of their director’s fees. Under the plans, the Company and the Bank are obligated to pay the deferred fees, semi-annually over a five-year period together with interest at a stated rate, upon the participating director’s resignation from the board of directors. During the year ended March 31, 2006, no director deferred funds pursuant to these deferred compensation plans.
      Directors’ Stock Option Plans. The Company has adopted the 2001 Stock Option Plan for Non-Employee Directors (the “2001 Directors’ Plan”) which provides for the grant of non-qualified stock options to non-employee directors of the Company and the Bank. On July 24, 2001, the stockholders of the Company approved the 2001 Directors’ Plan. During the year ended March 31, 2006 each non-employee director received a grant of 4,000 non-qualified stock options under the 2001 Directors’ Plan.
Statement on Corporate Governance
      We have reviewed the provisions of the Sarbanes-Oxley Act of 2002, SEC rules and the Nasdaq Stock Market Inc. listing standards regarding corporate governance policies and processes and are in compliance with the rules and listing standards. We have amended and adopted the charters of our Audit Committee and Nominating and Corporate Governance Committee to implement the new rules and standards. We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees. You can access our committee charters and our Code of Business Conduct and Ethics at our website at http://www.anchorbank.com or by writing to us at 25 West Main Street, Madison, Wisconsin 53703, Attention Mark D. Timmerman, Executive Vice President, Secretary and General Counsel.
RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM
Change in Independent Registered Public Accounting Firm
      The consolidated financial statements of the Company at March 31, 2005 and for the years ended March 31, 2005 and 2004 contained in the accompanying annual report on Form 10-K were audited by Ernst & Young LLP. On August 18, 2005, the Audit Committee of the Board of Directors dismissed Ernst & Young LLP as the

Company’s independent registered public accounting firm and engaged McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm.
      The reports of Ernst & Young LLP on the Company’s consolidated financial statements for the two years ended March 31, 2005 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two years ended March 31, 2005, and from March 31, 2005 through August 18, 2005, there were no disagreements between the Company and Ernst & Young LLP on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of such disagreements in their report. Except as described below, none of the “reportable events” described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 occurred during the two years ended March 31, 2005, or through August 18, 2005.
      The Company was notified by Ernst & Young LLP on June 27, 2005 that disclosure should be made and action taken by the Company to prevent future reliance on previously-issued audit reports and completed interim reviews of Ernst & Young LLP related to the Company’s consolidated financial statements for fiscal 2005, 2004 and 2003 (including interim periods therein) and prior financial statements included in annual and quarterly reports on Forms 10-K and 10-Q filed by the Company with the SEC because of material adjustments which were required as a result of the Company’s incorrect accounting for loans originated by the Company through the Mortgage Partnership Finance (“MPF”) 100 program of the Federal Home Loan Bank of Chicago. Ernst & Young LLP stated its conclusion that the Company has a material weakness in its system of internal controls over financial reporting related to the accounting for the Company’s participation in the MPF 100 program. Ernst & Young LLP’s report dated July 29, 2005 expressed an adverse opinion on the effectiveness of the Company’s internal controls over financial reporting solely with respect to the accounting for the Company’s participation in the MPF 100 program. On August 2, 2005, the Company filed its Annual Report on Form 10-K for the year ended March 31, 2005 and restated its financial statements for fiscal 2004 and 2003 (including interim periods therein) and Ernst & Young LLP issued its audit report on the Company’s consolidated financial statements for fiscal 2005, 2004 and 2003.
      During the two years ended March 31, 2005 and from March 31, 2005 through the engagement of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm, neither the Company nor anyone on its behalf consulted McGladrey & Pullen LLP with respect to any accounting or auditing issues regarding the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on the financial statements, or any matter that was either the subject of a disagreement with Ernst & Young LLP on accounting principles or practices, financial statement disclosure or auditing scope or procedures, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the matter in their report, or a “reportable event” as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the SEC.

Audit Fees
      The following table sets forth the aggregate fees paid by us to our principal accountant for professional services rendered in connection with the audit of the Company’s consolidated financial statements for fiscal 2006 and 2005, as well as the fees paid by us to our principal accountant for audit-related services, tax services and all other services rendered to us during fiscal 2006 and 2005. As noted above, for the fiscal year ended March 31, 2006, our principal accountant was McGladrey & Pullen LLP, and for the fiscal year ended March 31, 2005, our principal accountant was Ernst & Young LLP.

	Year Ended March 31,

	2006	2005

Audit fees(1)	$294,324	$713,000
Audit-related fees(2)	17,500	11,950
Tax fees(3)	35,125	71,725
All other fees	—	—

Total	$346,949	$796,675

(1)	Audit fees consist of fees incurred in connection with the audit of our annual consolidated financial statements and the review of the interim consolidated financial statements included in the Company’s quarterly reports filed with the Securities and Exchange Commission, the review of management’s assessment of internal control over financial reporting and the assessment of the effectiveness of the Company’s internal controls, as well as work generally only the independent registered public accounting firm can reasonably be expected to provide, such as statutory audits, comfort letters, consents and assistance with and review of documents filed with the Securities and Exchange Commission.

(2)	Audit-related fees consist of fees incurred in connection with audits of the financial statements of certain of the Company’s employee benefit plans.

(3)	Tax fees consist of fees incurred in connection with tax planning, tax compliance and tax consulting services.
      The Audit Committee selects the Company’s independent registered public accounting firm and pre-approves all audit services to be provided by it to the Company. The Audit Committee also reviews and pre-approves all audit-related, tax and all other services rendered by our independent registered public accounting firm in accordance with the Audit Committee’s charter and policy on pre-approval of audit-related, tax and other services. In its review of these services and related fees and terms, the Audit Committee considers, among other things, the possible effect of the performance of such services on the independence of our independent registered public accounting firm. Pursuant to its charter, the Audit Committee pre-approves certain audit-related services and certain tax services which are specifically described by the Audit Committee on an annual basis and separately approves other individual engagements as necessary. The pre-approval requirements do not apply to certain services if: (i) the aggregate amount of such services provided to the Company constitutes not more than five percent of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the services are provided; (ii) such services were not recognized by the Company at the time of the engagement to be other services; and (iii) such services are promptly brought to the attention of the committee and approved by the committee or by one or more members of the committee to whom authority to grant such approvals has been delegated by the committee prior to the completion of the audit.
      Since May 6, 2003, the effective date of SEC rules stating that an auditor is not independent of an audit client if the services it provides to the client are not appropriately approved, each new engagement of our independent registered public accounting firm was approved in advance by the Audit Committee, and none of those engagements made use of the de minimis exception to pre-approval contained in SEC regulations.

REPORT OF THE AUDIT COMMITTEE
      The Audit Committee of the board of directors is responsible for providing independent oversight of the Company’s financial statements and the financial reporting process, the systems of internal controls over financial reporting, the internal audit function, the annual independent audit of the Company’s financial statements, internal controls over financial reporting and of management’s assessment of the Company’s internal controls over financial reporting. The board of directors has determined that each member of the Audit Committee (David L. Omachinski, Holly Cremer Berkenstadt, Donald D. Parker and Greg M. Larson) is “independent,” as defined in the current listing standards of the Nasdaq Stock Market and the SEC rules relating to audit committees. This means that, except in their roles as members of the board of directors and it’s committees, they are not “affiliates” of the Company, they receive no consulting, advisory or other compensatory fees directly or indirectly from the Company, they have no other relationships that may interfere with the exercise of their independence from management and the Company, and they have not participated in the preparation of the financial statements of the Company or any of its current subsidiaries at any time during the past three years. In addition, the board of directors has determined that each Audit Committee member satisfies the financial literacy requirements of the Nasdaq Stock Market and that Mr. Omachinski qualifies as an “audit committee financial expert” within the meaning of applicable rules of the SEC.
      Management has the primary responsibility for the financial statements and the reporting process. The independent registered public accounting firm is responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Company reviewed with a representative of the independent registered public accounting firm the judgments of the independent registered public accounting firm as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including Statement on Auditing Standards No. 61.
      Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal controls over financial reporting. The independent registered public accounting firm’s responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the Company’s internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Company reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.
      In addition, the Committee discussed with the independent registered public accounting firm their independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered the compatibility of non-audit services with the registered public accounting firm’s independence. During the course of the year, the Audit Committee also reviewed and considered the compatibility of the Company’s independent registered public accounting firm’s performance of certain non-audit services with the maintenance of such firm’s independence.
      The Committee discussed with the Company’s internal auditors and independent registered public accounting firm the overall scope and plans for their respective audits. The Committee meets with the internal auditors and representatives from the Company’s independent registered public accounting firm, with and without management present to discuss the results of their examinations, their evaluations of the Company’s internal controls over financial reporting, their evaluations of management’s assessment of its internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The Committee held seven formal meetings during the fiscal year ended March 31, 2006. In addition, the Committee chairperson conferred with management and representatives of the independent registered public accounting firm prior to each of the first three quarters’ earnings announcements and Form 10-Q filings.

      Consistent with the rules of the SEC regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation for, and overseeing the work of the independent registered public accounting firm. In recognition of this responsibility, the Audit Committee reviewed the fees and scope of services provided to the Company by the Company’s independent registered public accounting firm for the fiscal years ended March 31, 2005 and 2006. The Audit Committee approves in advance all permitted non-audit services provided by the Company’s independent registered public accounting firm, subject to the de minimus exceptions to pre-approval set forth in SEC rules.
      In reliance on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited consolidated financial statements of the Company be included in the Company’s annual report on Form 10-K for the fiscal year ended March 31, 2006.
      On August 18, 2005, the Audit Committee dismissed Ernst & Young LLP as the Company’s independent registered public accounting firm and engaged McGladrey & Pullen, LLP to serve as the Company’s independent registered public accounting firm. The selection of McGladrey & Pullen LLP as our independent registered accounting firm for the fiscal year ending March 31, 2007 is being presented to stockholders of the Company for ratification.
Date: June 1, 2006

Respectfully submitted:

David L. Omachinski, Audit Committee Chair
Holly Cremer Berkenstadt
Donald D. Parker
Greg M. Larson

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
      The following sets forth certain information with respect to the executive officers of the Company and the Bank who are not directors.
      J. Anthony Cattelino (age 63). Mr. Cattelino currently serves as Executive Vice President and Recording Secretary of the Company and as Executive Vice President — Marketing and Retail Administration for the Bank. He is responsible for the branch network, deposit acquisition, consumer lending, marketing and retail operations. Mr. Cattelino joined the Bank in 1974 as Director of Marketing, was promoted to Vice President of Marketing in 1976, to Senior Vice President in 1985, and to his current positions in 2003. Mr. Cattelino is a member of the board of directors for the Mendota Gridiron Club.
      Michael W. Helser (age 61). Mr. Helser is currently Executive Vice President — Treasurer and Chief Financial Officer of the Company and Executive Vice President — Treasurer and Chief Financial Officer of the Bank. Mr. Helser joined the Bank in 1974 as Internal Auditor, was promoted to Vice President — Finance in 1979, to Senior Vice President in 1985 and to his current positions in 2003. Prior to joining the Company, Mr. Helser was a Senior Accountant with the public accounting firm of Ernst & Young LLP, Milwaukee, Wisconsin. Mr. Helser is a certified public accountant.
      Donald F. Bertucci (age 56). Mr. Bertucci is currently Senior Vice President — Residential Lending of the Bank and is responsible for one-to-four family residential lending. He joined the Bank in 1972 and previously served as Branch Manager, Mortgage Division Coordinator and Commercial Real Estate Loan Officer. In 1984 he was appointed Vice President; he was promoted to First Vice President in June of 1996 and assumed his present position in 2003. Mr. Bertucci is a member of the Madison Board of Realtors and the Madison Area Mortgage Bankers Association and is a licensed real estate broker.
      Daniel K. Nichols (age 50). Mr. Nichols is currently Executive Vice President — Commercial Lending of the Bank and is responsible for commercial lending and commercial real estate. He joined the Bank in 1985 to develop the Commercial Lending Department. In 1990 he was promoted to Vice President and became responsible for commercial lending and commercial real estate. He was promoted to First Vice President in June of 1996 and assumed his present position in 2005. Mr. Nichols holds both a BBA and MBA in finance from the University of Wisconsin-Madison. He is a Board member of the Weinert program at the University of Wisconsin and is also on the board of directors of the Easter Seal Society.
      Ronald R. Osterholz (age 57). Mr. Osterholz is currently Senior Vice President — Human Resources of the Bank. Mr. Osterholz joined the Bank in 1973 and previously served as Savings Officer, Loan Officer, Branch Manager and Branch Coordinator. In 1981, he was named Assistant Vice President, was promoted to Vice President in 1985 and was appointed to his current position in 2003. Mr. Osterholz serves on the board of directors for U.W. Platteville Foundation and Oakwood Village East.
      David L. Weimert (age 55). Mr. Weimert is currently Senior Vice President — Lending Administration, and is responsible for commercial credit and quality control. He is also President and Director of Investment Directions, Inc. a wholly owned subsidiary of the Company. Mr. Weimert joined the Bank in 1991 as Vice President — Lending Administration and was promoted to his current position in 2003. He has extensive experience in the financial services industry. He has served in various management capacities at savings associations, mortgage banking companies and commercial banks. Mr. Weimert served as President of Community Savings and Loan Association, Fond du Lac, Wisconsin from 1987 to 1990 and President of Investors Mortgage Service Company, Burbank, California, from 1985 to 1987.

BENEFICIAL OWNERSHIP OF COMMON STOCK
BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
      The following table includes certain information as to the common stock beneficially owned as of June 9, 2006, the voting record date for the annual meeting, by (i) the only persons or entities, including any “group” as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), who or which were known by us to be the beneficial owners of more than 5% of the issued and outstanding common stock, (ii) the directors and director nominees of the Company, (iii) the executive officers of the Company who are named in the Summary Compensation Table below and (iv) all directors and executive officers of the Company and the Bank as a group.

	Common Stock Beneficially
	Owned as of June 9, 2006(1)

Name of Beneficial Owner	No. of Shares		%

Anchor BanCorp Wisconsin Inc.	1,396,609	(2)	6.12%
Employee Stock Ownership Plan Trust
25 West Main Street
Madison, Wisconsin
Columbia Wanger Asset Management, L.P	1,449,600	(3)	6.35
227 West Monroe Street, Suite 3000
Chicago, Illinois 60606
Directors and nominees:
Holly Cremer Berkenstadt	49,898	(4)	*
Richard A. Bergstrom	55,290	(4)	*
Donald D. Kropidlowski	82,603	(4)	*
Greg M. Larson	39,500	(4)	*
David L. Omachinski	15,060	(4)	*
Donald D. Parker	176,604	(4)	*
Pat Richter	44,744	(4)	*
James D. Smessaert	88,349	(4)	*
Douglas J. Timmerman	1,485,943	(4)	6.51
Mark D. Timmerman	309,510	(4)	1.36
Executive officers who are not directors and who are named in the Summary Compensation Table:
J. Anthony Cattelino	216,368	(4)	*
Michael W. Helser	211,032	(4)	*
Daniel K. Nichols	130,265	(4)	*
All directors and executive officers of the Company and the Bank as a group (16 persons)	3,193,366	(4)	13.99%

*	Represents less than 1% of the outstanding Common Stock.

(1)	For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own shares of common stock if he or she directly or indirectly has or shares (1) voting power, which includes the power to vote or to direct the voting of the shares; or (2) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, a director has sole voting power and sole investment power with respect to the indicated shares. Shares that are subject to stock options which are exercisable within 60 days of the voting record date by an individual or group are deemed to be beneficially owned and deemed to be outstanding for the purpose of computing the percentages of common stock beneficially owned by the respective individual or group.

(2)	The Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Trust (“Trust”) was established pursuant to the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan (“ESOP”) by an agreement between the Company and the trustees. The current trustees are: Ronald R. Osterholz, Senior Vice President — Human Resources of the Bank, and Mark D. Timmerman, Executive Vice President — Operations & Planning, Secretary, and General Counsel of the Company. As of the voting record date, all shares held in the Trust had been allocated to the accounts of participating employees. Under the terms of the ESOP, the Trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Allocated shares for which employees do not give instructions will be voted in the same ratio on any matter as those shares for which instructions are given. Includes shares held in ESOP allocated to the following accounts: Mr. Smessaert — 25,331 shares; Mr. D. Timmerman — 33,488 shares; Mr. M. Timmerman — 6,754 shares; Mr. Cattelino — 29,306 shares; Mr. Helser — 29,291 shares; and Mr. Nichols — 17,321 shares.

(3)	Based on a Schedule 13G/ A filed with the SEC on February 11, 2005 by Columbia Wanger Asset Management, L.P. (“WAM”), a Delaware limited partnership, WAM Acquisition GP, Inc., the general partner of WAM (“WAM GP”), a Delaware corporation, and Columbia Acorn Trust (“Acorn”), a Massachusetts business trust, reporting the beneficial ownership of common stock over which it has shared voting and shared dispositive power. WAM is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, as amended; WAM GP is the general partner of WAM; and Acorn is an investment company under Section 8 of the Investment Company Act of 1940, as amended. WAM holds the shares on behalf of discretionary clients for which WAM acts as the investment adviser and/or investment manager, including Acorn.

(4)	Includes shares held directly, in retirement accounts or by members of the named individuals’ families, with respect to which shares the named individuals and group may be deemed to have sole or shared voting and/or dispositive powers. Also reflects the holdings of certain of the directors and executive officers of shares of the Company pursuant to the Company’s deferred compensation plan and 401(k) plan. In addition, includes shares subject to options which are currently exercisable or which will become exercisable within 60 days of June 9, 2006, as follows: Ms. Berkenstadt — 22,000 shares; Mr. Bergstrom — 20,745 shares; Mr. Kropidlowski — 8,000 shares; Mr. Larson — 20,000 shares; Mr. Omachinski — 11,460 shares; Mr. Parker — 20,745 shares; Mr. Richter — 8,000 shares; Mr. Smessaert — 8,000 shares; Mr. D. Timmerman — 410,871 shares; Mr. M. Timmerman — 197,415 shares; Mr. Cattelino — 17,000 shares; Mr. Helser — 11,000 shares; Mr. Nichols — 47,784 shares; and all directors and executive officers of the Company and the Bank as a group — 882,520 shares.

Section 16(a) Beneficial Ownership Reporting Compliance
      Under Section 16(a) of the Exchange Act, the Company’s directors, executive officers and any persons holding more than 10% of the common stock are required to report their ownership of the common stock and any changes in that ownership to the SEC and the Nasdaq Stock Market by specific dates. Based on representations of its directors and executive officers and copies of the reports that they have filed with the SEC and the Nasdaq Stock Market, we believe that all of these filing requirements were satisfied by the Company’s directors and executive officers during the year ended March 31, 2006, except for a late Form 4 filing by Director Holly Cremer Berkenstadt relating to two sales of shares that occurred in 2004, one gift of shares that occurred in 2004, and two gifts of shares that occurred in 2005.

EXECUTIVE COMPENSATION
Summary
      The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Company for services rendered in all capacities during the last three fiscal years to the Chief Executive Officer and the four other most highly compensated executive officers of the Company.
Summary Compensation Table

				Long Term Compensation

		Annual Compensation		Awards
	Fiscal					All Other
Name and Principal Position	Year	Salary(1)(2)	Bonus	Stock Grants(3)	Options(4)	Compensation(5)

Douglas J. Timmerman	2006	$585,000	$218,000	$0	0	$56,456
President and	2005	566,250	198,000	0	17,545	50,420
Chairman of the Board	2004	542,375	206,000	118,850	50,000	41,970
Mark Timmerman	2006	$274,375	$149,853	$632,511	0	$51,141
Executive Vice President,	2005	169,375	85,736	0	17,545	44,870
Secretary and General Counsel	2004	130,500	93,228	261,470	40,000	37,090
J. Anthony Cattelino	2006	$164,728	$85,617	$0	0	$10,736
Executive Vice President	2005	159,538	60,071	0	0	11,218
and Recording Secretary	2004	148,313	67,668	0	5,000	8,023
Michael W. Helser	2006	$164,728	$97,631	$0	0	$11,383
Executive Vice President,	2005	159,538	60,071	0	0	11,218
Treasurer and Chief	2004	148,313	67,668	0	5,000	8,023
Financial Officer
Daniel K. Nichols	2006	$153,111	$99,273	$191,670	0	$11,387
Executive Vice President,	2005	125,513	47,260	0	0	10,012
Commercial Lending (of the Bank)	2004	119,875	56,228	0	5,000	7,483

(1)	Includes amounts deferred by the executive officer pursuant to our Retirement Plan, a defined contribution plan which is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended.

(2)	Does not include amounts attributable to miscellaneous benefits received by executive officers, including the use of automobiles leased by us, payment of club dues and parking privileges. In the opinion of management of the Company, the costs to the Company of providing such benefits to any individual executive officer during the indicated periods did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.

(3)	Represents the grant of shares of restricted common stock pursuant to our 2004 Equity Incentive Plan, which were deemed to have had the indicated value at the date of grant. The number of shares of restricted common stock held by Mr. M. Timmerman and Mr. Nichols at March 31, 2006 is 13,200 and 6,000. The fair market value of restricted common stock held by Mr. M. Timmerman and Mr. Nichols at March 31, 2006 was $400,092 and $181,860, respectively. There were no restricted shares held by Messrs. D. Timmerman, Cattelino or Helser at March 31, 2006. The awards vest from six months to three years from the date of grant. Recipients receive dividends paid on restricted stock prior to vesting.

(4)	Consists of awards granted pursuant to our stock incentive plans, which are exercisable at the rate of 33%, 50% or 100% per year commencing on the date of grant.

(5)	In fiscal 2006, consists of amounts allocated or paid by the Company on behalf of Messrs. D. Timmerman, M. Timmerman, Cattelino, Helser and Nichols pursuant to the Company’s ESOP of $4,258, $4,258, $4,258, $4,258 and $4,258, respectively, and the Company’s Retirement Plan of $12,598, $7,283, $6,478, $7,125 and $7,129, respectively, and the payment of director’s fees to Messrs. D. Timmerman and M. Timmerman in the amount of $39,600 and $39,600, respectively. Does not include D. Timmerman’s lump sum payout of accrued SERP benefit. See “Executive Compensation — Supplemental Executive Retirement Plan and Excess Benefit Plan.”

Stock Options
      The following table sets forth certain information concerning exercises of stock options granted pursuant to our stock option plans by the named executive officers during the fiscal year ended March 31, 2006 and options held at March 31, 2006.
Aggregate Option Exercises in Last Fiscal Year
and Year End Option Values

			Number of		Value of
			Unexercised Option		Unexercised Option
	Shares		at Year End		at Year End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Douglas J. Timmerman	177,748	$5,423,304	501,111	0	$7,191,488	$0
Mark D. Timmerman	3,000	67,620	197,415	0	2,283,751	0
J. Anthony Cattelino	3,000	23,520	17,000	0	144,735	0
Michael W. Helser	0	0	14,000	0	119,655	0
Daniel K. Nichols	14,264	237,983	47,784	0	664,389	0

(1)	Based on a per share market price of $30.31 at March 31, 2006.
Report of the Compensation Committee
      Under rules established by the Securities and Exchange Commission, the Company is required to provide certain information in regard to the compensation and benefits provided to the Company’s Chief Executive Officer and other executive officers of the Company. The disclosure requirements for the Chief Executive Officer and other executive officers include the use of tables and a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, the Compensation Committee of the board of directors of the Company, which is comprised entirely of independent directors, has prepared the following report for inclusion in this proxy statement.
      The Committee is responsible for developing overall compensation guidelines utilized in the compensation program provided to the executive officers of the Company and Bank. In addition to compensation and benefits, the Committee of the Company also has exclusive jurisdiction over the administration of all stock option plans and/or restricted stock plans. This oversight extends to any grants or awards made during the year. During the 2006 fiscal year, the Committee met two times.

General Compensation Policies
      In determining the general salary and benefit policies and procedures, the Committee uses outside consultants, market studies and published compensation data to review competitive rates of pay, to establish salary ranges and to arrive at base salary and bonus pay levels. The compensation survey information is drawn from both national and regional financial research organizations that report compensation practices and salary levels for executive positions at comparable size financial institutions, specifically thrifts and community banks.
      With respect to the Company’s officers other than the President, the Committee considered salary and bonus recommendations prepared by the President or other executive officers to determine fiscal 2006 compensation. The Committee’s objective is to offer competitive compensation programs in order to attract and retain those key officers who are crucial to the long-term success of the Company and the Bank.
      In general, the Committee designed a compensation package in which a significant portion of the compensation paid to senior management is incentive-based. Those individuals have more control and influence over the direction and performance of the Company and the Bank. In this way, a direct link is established between executive compensation and annual, as well as long-term, performance of the Company and the Bank. Integration of all decisions regarding stock options and/or restricted stock grants ensures that the compensation package is viewed by the Committee in its entirety on an annual basis.

      Following review and approval by the Committee, all issues pertaining to executive compensation are submitted to the full board of directors for its approval.

Executive Compensation
      The compensation package offered executive officers of the Company and the Bank incorporates the Committee’s desire to mix and balance various components such as salary, short- and long-term incentives, stock options and restricted stock, as well as benefits available under the various employee plans.
      The Committee closely monitors those elements believed to enhance shareholder value. Included in that analysis are such items as the absolute level of profits, earnings per share, return on average equity, return on average assets, efficiency ratio and the attainment of personal or unit goals. Of all the financial statistics evaluated, return on average equity is considered most important.
      The Committee utilizes a peer group (as designed by an outside independent consultant) which includes investor-owned Midwestern thrifts, savings banks and commercial banks of similar size, organizational complexity, geographic location and structure. It is the sole discretion of the Committee as to the interpretation of, or weight, given to each performance measure and its translation into short-term awards. The Committee recognizes that, through consolidation, the peer group does change in its absolute makeup. The Committee authorizes all new peer group members as these changes occur. The Committee is highly desirous of causing the short-term incentive plan to be consistent in its application from year to year. The Committee continues to believe in its effectiveness in motivating senior management.
      Stock option grants and restricted stock awards with deferred vesting, provide the basis for a long-term incentive program. The objective of these equity awards is to create a link between executive compensation and long-term Company performance. In determining the appropriate level of stock-based allotments, the Committee considers Bank performance and the Executive’s contribution toward the Company. To encourage growth in shareholder value, equity awards are granted to key management personnel who are in a position and have the responsibility to make a substantial contribution to the long-term success of the Company. The Committee believes this focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. Although the Committee has not required senior officers to hold specified amounts of common stock, they are encouraged to do so.
      The Committee granted restricted stock to certain members of the executive management group as well as other non-executive officers during fiscal 2006. The Executive Management Group is comprised of Messrs. D. Timmerman, Cattelino, Helser, Bertucci, Nichols, Osterholz and M. Timmerman. Mr. M. Timmerman and Mr. D. Nichols received a restricted stock award of 19,800 and 6,000 shares, respectively; a total of 27,300 shares were granted to all executive management and non-executive officers as a group.
      The Committee’s policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of retaining and attracting highly qualified employees.
      Under Section 162(m) of the Internal Revenue Code, as amended, the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers above specified limits unless such compensation is based upon performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. Based upon current compensation levels and the Committee’s commitment to link compensation with performance as described in this report, the Committee currently intends to qualify compensation paid to the executive officers of the Company and the Bank for deductibility by the Company under Section 162(m) of the Internal Revenue Code.

Chief Executive Officer Compensation
      The compensation paid for fiscal 2006 to the Chief Executive Officer of the Company, Douglas Timmerman, reflects the considered judgment of the Committee embracing the policy and process described above.

      Mr. Timmerman’s base salary was $585,000 for fiscal 2006. This is an increase of 3.3% over fiscal 2005. In determining the Chief Executive Officer’s salary, the Committee continued to consider salaries offered by publicly-owned banks and financial service institutions nationwide, incorporating the results of the consultant’s study referred to above. The Company had a profitable year based on earnings per share and its return on average equity was 14.46%. Cash dividends paid were increased by 26.5% to $.64 per share annually. In establishing the Chief Executive Officer’s salary, the Committee also considered the President’s contribution to controlling the Company’s operating expenses and his contribution to the community through his involvement with various charitable and civic groups.
      Taking note of the Company’s achievements during the year, Mr. Timmerman was granted an incentive award of $218,000 (37% of salary). The bonus was contingent upon the achievement of goals and targets as determined by the Committee.
Dated: April 27, 2006

Respectfully submitted:

Donald D. Kropidlowski, Director
Greg M. Larson, Director
Pat Richter, Director

Performance Graph
      The following graph compares the yearly cumulative total return on the common stock over a five-year measurement period since March 31, 2001 with (i) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies) and (ii) the yearly cumulative total return on the stocks included in the Hemscott Group (formally known as the Media General Peer Group) Index. All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable years.
March 31, 2001 — March 31, 2006

Employment and Severance Agreements
      The Company and the Bank (collectively the “Employers”) have entered into employment agreements with Messrs. D. Timmerman, M. Timmerman, Cattelino, and Helser pursuant to which the Employers agreed to employ these persons in their current positions for a term of three years, three years,, two years and two years, respectively, at their current salaries of $585,000, $400,000 $168,712 and $168,712 , respectively. On an annual basis, the board of directors of the Employers may extend the employment term for an additional year, following an explicit review by such Boards of Directors of the officer’s employment under the employment agreement. The officer shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, retirement or death. In the event that the officer’s employment is terminated due to disability, as defined, he shall be paid 100% of his salary at the time of termination for a period of one year after termination and thereafter an annual amount equal to 75% of such salary for any remaining portion of the employment term, which amounts shall be offset by payments received from any disability plans of the Employers and/or any governmental social security or workers compensation program. In the event that, prior to a Change in Control, as defined, (i) the officer terminates his employment because of failure of the Employers to comply with any material provision of the employment agreement or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, the officer shall be entitled to (i) severance payments for a 36-month period in the case of Messrs. D. Timmerman and M. Timmerman, and a 24-month period in the case of Messrs. Cattelino and Helser, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment, and (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation and stock compensation plans) until the earlier of expiration of the applicable severance period and the officer’s obtainment of full time employment by another employer which provides substantially similar employee benefits at no cost to the officer. In the event that the officer’s employment is terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, or the officer terminates his employment under such circumstances because certain adverse actions are taken by the Employers with respect to the officer’s employment during the 24-month period and 12-month period following a Change in Control in the case of Messrs. D. Timmerman and M. Timmerman, and Messrs. Cattelino and Helser, respectively, the officer would be entitled to (i) severance payments for a 36-month period in the case of Messrs. D. Timmerman and M. Timmerman and a 24-month period in the case of Messrs. Cattelino and Helser, which payments shall be based on the highest rate of base salary of the officer during the three years preceding the termination of employment plus the total bonus and incentive compensation paid to or vested in the officer on the basis of his most recently completed calendar year of employment, (ii) the benefits specified in clause (ii) in the immediately preceding sentence for the applicable severance period and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Employers during the applicable severance period at the annual compensation level represented by his severance pay. A Change in Control is defined in the employment agreements to include any change in control of the Company or the Bank that would be required to be reported under federal securities laws, as well as (i) the acquisition by any person of 25% or more of the outstanding voting securities of the Company or the Bank and (ii) a change in a majority of the directors of the Company during any two-year period without the approval of at least two-thirds of the persons who were directors of the Company at the beginning of such period. Utilizing the bonus amounts for fiscal 2006 as reflected in the summary compensation table for purposes of the severance payment calculation, severance pay in the event of a Change in Control currently would amount to approximately $2,409,000, $1,649,559, $508,658 and $532,686 for Messrs. D. Timmerman, M. Timmerman, Cattelino, and Helser, respectively.
      The Company and the Bank also have entered into severance agreements with Messrs. Bertucci, Nichols, Osterholz, and Weimert. Pursuant to these agreements, an officer would receive specified benefits in the event that his employment was terminated by either of the Employers other than for cause, disability, retirement or death following a Change in Control, as defined above, or the officer terminated his employment following a Change in Control because certain adverse actions were taken by the Employers with respect to the officer’s employment. The benefits payable under such circumstances consist of (i) severance payments for a 12-month period or, at the officer’s option, a single cash payment in an amount equal to the amount that would have been paid over the severance period, (ii) continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans in which the officer was entitled to participate immediately prior to termination (other than retirement, deferred compensation or stock compensation plans of the Employers) until the earlier of expiration of the 12-month severance period and the officer’s obtainment of full-time employment by another employer which provides substantially similar benefits at no cost to the officer and (iii) supplemental benefits under the retirement and deferred compensation plans and individual insurance policies maintained by the Employers, determined as if the officer had accumulated the additional years of credited service thereunder that he would have received had he continued in the employment of the Bank during the applicable severance period at the annual compensation level represented by his severance pay. The highest aggregate amount to be received under any of the above-described severance agreements currently amounts to approximately $168,712.
      The employment agreements and the severance agreements provide that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “excess parachute payments” within the meaning of Section 280G of the Internal Revenue Code, then such payments and benefits received thereunder shall be reduced, in the manner determined by the officer, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits being non-deductible by the Employers for federal income tax purposes. Excess parachute payments generally are payments in excess of three times the recipient’s average annual compensation from the employer includable in the recipient’s gross income during the most recent five taxable years ending before the date on which a change in control of the employer occurred (“base amount”). Recipients of excess parachute payments are subject to a 20% excise tax on the amount by which such payments exceed the base amount, in addition to regular income taxes, and payments in excess of the base amount are not deductible by the employer as compensation expense for federal income tax purposes.
Deferred Compensation Agreement
      In December 1986, the Bank and Mr. D. Timmerman entered into a deferred compensation agreement pursuant to which the Bank agreed to pay Mr. D. Timmerman or his beneficiary the sum of $300,000 over ten years upon his retirement, death, disability, termination without his consent, or termination for health reasons. This agreement was amended in July 1992 to provide that the amount to be distributed thereunder shall be paid in shares of common stock based on the then-existing value of the amount of common stock, including fractional shares, which could be purchased in the initial public offering of common stock by the Company with $300,000 (regardless whether such shares actually were purchased in this manner). The Bank funded the payment of shares under the deferred compensation agreement by initially contributing $291,309 (which it previously had expensed for financial statement reporting purposes) and an additional $101,953 to a rabbi trust (the “Trust”) which purchased 30,000 shares of common stock in the open market following consummation of the initial public offering of the common stock. The shares of common stock held in the Trust are voted by an independent trustee prior to distribution to Mr. D. Timmerman in accordance with the terms of the deferred compensation agreement.
Supplemental Executive Retirement Plan and Excess Benefit Plan
      In fiscal 1994, the Bank adopted a Supplemental Executive Retirement Plan (“SERP”) in order to supplement the retirement benefits of Mr. D. Timmerman, and any other officers of the Bank who may be designated pursuant to the SERP, to be received pursuant to the Company’s Retirement Plan and the ESOP. Under the SERP, upon retirement from the Company or the Bank at or after the participant’s normal retirement date of age 62, a participant shall be entitled to receive an annual retirement benefit equal to the product of (i) 60% of the participant’s final average earnings and (ii) a factor, no greater than one, the numerator of which is the participant’s years of service and the denominator of which is 15 (the “accrued benefit”). During 2003, the Bank amended the SERP to provide the administering committee the sole discretion to commence payment of a participant’s annual benefit after a participant attains the normal retirement date of age 62 without the need for a participant to retire, as well as provide for an actuarially-equivalent lump sum payout of the SERP benefit. During 2005, the Bank amended the SERP to provide that all SERP benefits that were accrued as of December 31, 2004 would be frozen at their then accrued levels and additional accruals of a participant’s benefit would cease. During fiscal 2006, Mr. D. Timmerman received a lump sum payout of his accrued SERP benefit. The aggregate payment before applicable tax withholding amounted to $5,194,233. All applicable taxes were withheld on this amount. This SERP is no longer active.
      During fiscal 1994, the Bank also adopted an Excess Benefit Plan (“EBP”) for the purpose of permitting employees of the Bank who may be designated pursuant to the EBP to receive certain benefits that the employee otherwise would be eligible to receive under the Company’s Retirement Plan and ESOP, but for the limitations set forth in Sections 401(a)(17), 402(g) and 415 of the Internal Revenue Code. During fiscal 1994, Mr. D. Timmerman was designated as a participant in the EBP, during fiscal 1995 Messrs. Helser and Cattelino were designated as participants in the EBP, and during fiscal 2004 Mr. M. Timmerman was designated as a participant in the EBP. Pursuant to the EBP, during any fiscal year the Bank generally shall permit a participant to defer the excess of (i) the amount of salary that a participant would have been able to defer under the Retirement Plan but for limitations in the Internal Revenue Code over (ii) the actual amount of salary actually deferred by the participant pursuant to the Retirement Plan (provided that the participant executes a supplemental deferral agreement at the times and in the manner set forth in the EBP). The EBP also generally provides that during any fiscal year the Bank shall make matching contributions on behalf of the participant in an amount equal to the amount of matching contributions that would have been made by the Bank on behalf of the participant but for limitations in the Internal Revenue Code, less the actual amount of matching contributions actually made by the Bank on behalf of the participant. Finally, the EBP generally provides that during any fiscal year a participant shall receive a supplemental ESOP allocation in an amount equal to the amount which would have been allocated to the participant but for limitations in the Internal Revenue Code, less the amount actually allocated to the participant pursuant to the ESOP. The supplemental benefits to be received by a participant pursuant to the EBP shall be credited to an account maintained pursuant to the EBP within 30 days after the end of each fiscal year. Amounts credited for fiscal 2006 were $107,753, $12,841, $306 and $549 for Messrs. D. Timmerman, M. Timmerman, Cattelino and Helser, respectively.
      During fiscal 1994, the Bank amended the Trust to permit contributions by the Bank to fund the Bank’s obligations under the SERP and the EBP. In April 2001, the Bank amended the EBP to provide that amounts credited to the participant’s account thereunder shall be treated as if they were actually invested in shares of common stock as the sole investment choice.
      The Bank may amend the Excess Benefit Plan, as well as the Deferred Compensation Agreement, to make any changes required to comply with recently-enacted Section 409A of the Internal Revenue Code which governs nonqualified deferred compensation plans. The Internal Revenue Service has issued proposed regulations with respect to the application of Section 409A and intends to issue final regulations later this year. After the final regulations are issued by the Internal Revenue Service, the Bank will evaluate whether any changes need to be made to each of the foregoing plans to comply with Section 409A of the Internal Revenue Code.
Indebtedness of Management
      Directors, officers and employees of the Company and its subsidiaries are permitted to borrow from the Bank in accordance with the requirements of federal and state law. All loans made by the Bank to directors and executive officers or their related interests have been made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. It is the belief of management of the Company that at the time of origination these loans neither involved more than the normal risk of collectibility nor presented any other unfavorable features. As of March 31, 2006, the Bank had $15.1 million of loans outstanding to directors and executive officers of the Company and its subsidiaries and their related interests.
PROPOSAL TO RATIFY THE APPOINTMENT OF OUR
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
      As discussed under “Relationship with Independent Registered Public Accounting Firm,” the Audit Committee of our Board of Directors has appointed McGladrey & Pullen LLP, an independent registered public accounting firm, to perform the audit of the Company’s financial statements for the year ending March 31, 2007, and we have further directed that the selection of independent registered public accounting firm be submitted for ratification by stockholders at the annual meeting.
      Representatives from McGladrey & Pullen LLP will be present at the annual meeting and will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.
      Our Board of Directors unanimously recommends that you vote “FOR” ratification of the appointment of McGladrey & Pullen LLP as our independent registered public accounting firm for the fiscal year ending March 31, 2007.
STOCKHOLDER PROPOSALS
      Any proposal which a stockholder wishes to have included in our proxy materials relating to the next annual meeting of stockholders of the Company, which is scheduled to be held in July 2007, must be received at the principal executive offices of the Company, 25 West Main Street, Madison, Wisconsin 53703, Attention: Mark D. Timmerman, Executive Vice President, Secretary and General Counsel, no later than February 16, 2007. If such proposal is in compliance with all of the requirements of Rule 14a-8 under the Exchange Act, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of stockholders. It is urged that any such proposals be sent certified mail, return receipt requested.
      Stockholder proposals which are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Article II, Section 2.17 of our bylaws, which provide that business at an annual meeting of stockholders must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors, (b) otherwise properly brought before the meeting by or at the direction of the board of directors or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder’s notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 60 days prior to the anniversary date of the mailing of the proxy materials by the Company for the immediately preceding annual meeting. Stockholder proposals for the Company’s next annual meeting to be held in July 2007 which are not intended to be included in the Company’s proxy materials for such meeting, must be received at the Company’s executive offices by April 18, 2007. A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before an annual meeting (a) a brief description of the business desired to be brought before the annual meeting; (b) the name and address, as they appear on the Company’s books, of the stockholder proposing such business; (c) the number of shares of common stock which are beneficially owned by the stockholder; and (d) any material interest of the stockholder in such business.
ANNUAL REPORT
      A copy of our annual report on Form 10-K for the year ended March 31, 2006 accompanies this proxy statement. Such annual report is not part of the proxy solicitation materials.
OTHER MATTERS
      We are not aware of any business to come before the annual meeting other than those matters described above in this proxy statement. However, if any other matters should properly come before the annual meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.
      The cost of the solicitation of proxies will be borne by us. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the common stock. In addition to solicitations by mail, our directors, officers and employees may solicit proxies personally or by telephone without additional compensation.

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APPENDIX A
ANCHOR BANCORP WISCONSIN INC.
AUDIT COMMITTEE CHARTER
Audit Committee’s Membership and Qualifications
      The Audit Committee shall be appointed by the board of directors and be comprised of at least three directors, each of whom shall (1) meet the independence requirements of the Nasdaq Stock Market, the SEC and other applicable law, (2) not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years and (3) have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee must be an audit committee financial expert within the meaning of the SEC’s rules, which is a person who has the following attributes: (a) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (b) the ability to assess the general application of GAAP in connection with the accounting for estimates, accruals and reserves; (c) experience in preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in those activities; (d) an understanding of internal control over financial reporting; and (e) an understanding of audit committee functions. The audit committee financial expert shall have attained these attributes through: (1) education and experience as a principal financial officer, principal accounting officer, controller, public accountant or auditor or experience in one or more positions that involve the performance of similar functions; (2) experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor or person performing similar functions; (3) experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements; or (4) other relevant experience.
      Each member of the committee shall be free from any relationship which would interfere with the exercise of his or her independent judgement in carrying out his or her responsibilities as a member of the Audit Committee.
General Purposes and Powers of the Audit Committee
      The Audit Committee’s primary purpose is to provide assistance to the board of directors in fulfilling its oversight responsibility to stockholders of the Company relating to: the Company’s financial statements; the financial reporting process; the systems of internal accounting and financial controls; the performance of the Company’s internal audit function and independent registered public accounting firm; the independent registered public accounting firm’s qualifications and independence; and the Company’s compliance with ethics policies and legal and regulatory requirements. In so doing, it is the responsibility of the Audit Committee to maintain and foster free and open communication among the Audit Committee, the independent registered public accounting firm, the internal auditors and management of the Company.
      The Audit Committee is empowered to appoint, compensate and oversee the work of the Company’s independent registered public accounting firm and to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the authority to engage and retain independent counsel and other advisors as it determines necessary to carry out its duties. The Audit Committee is also empowered to determine and provide for the payment of compensation to the Company’s independent registered public accounting firm and to such counsel and other advisors as the Audit Committee deems necessary or appropriate.

Responsibilities, Processes and Duties of the Audit Committee
      In carrying out its responsibilities, the Audit Committee shall:

•	Review and reassess the adequacy of this charter at least annually, submit the charter to the board of directors for approval and have the charter published at least every three years in accordance with SEC regulations.

•	In its capacity as a committee of the board of directors, be directly responsible for the selection of the independent registered public accounting firm to audit the financial statements of the Company and its subsidiaries.

•	In its capacity as a committee of the board of directors, be directly responsible for the selection of the independent registered public accounting firm to express an opinion on the effectiveness of the Company’s internal controls over financial reporting, and to express an opinion on management’s assessment of the effectiveness of its internal controls over financial reporting.

•	At least annually, review the independence of the independent registered public accounting firm, including its provision of permissible non-audit services and any other relationships with the Company that could impact its objectivity or independence and its compliance with all applicable audit partner rotation requirements, and present to the board of directors the Audit Committee’s conclusions with respect to the independence of the outside auditing firm.

•	Receive, review and discuss with representatives from the Company’s independent registered public accounting firm on an annual basis a written statement from the independent registered public accounting firm containing all matters required by Independence Standards Board Standard 1, including a delineation of all significant relationships which the independent registered public accounting firm has with the Company that could impair its independence or impact its objectivity.

•	Discuss with the internal auditors and the representatives from the Company’s independent registered public accounting firm the overall scope and plans for their respective audits, including the adequacy of staffing and, with respect to the independent registered public accounting firm, the annual audit fee.

•	Meet with the representatives of the independent registered public accounting firm and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including:

•	the auditor’s report of critical accounting policies and practices;

•	alternative disclosures and treatments of financial information within generally accepted accounting principles, ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent registered public accounting firm; and

•	other material written communications between the independent registered public accounting firm and Company’s management, such as any management letter or schedule of unadjusted differences.

•	Approve in advance all permitted non-audit services provided by the independent registered public accounting firm, subject to the de minimus exceptions to pre-approval set forth in SEC regulations.

•	Approve the fees to be paid to the independent registered public accounting firm for audit and non-audit services.

•	Review and discuss any disclosures in the periodic reports of the Company’s principal executive officer and principal financial officer regarding:

•	any significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data, including any material weaknesses in internal controls,

•	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

•	any legal matter which may require disclosure in the Company’s financial statements.

•	Review and discuss with the representatives of the Company’s independent registered public accounting firm, the Company’s internal auditor, and financial and appropriate accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the Company, including the Company’s system to monitor and manage business risk and any legal and ethical compliance programs.

•	Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management’s reports thereon.

•	Establish and maintain procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

•	Meet, at least annually, separately with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations.

•	Review and approve of all related party transactions, subject to any exceptions permitted by Nasdaq rules.

•	On a quarterly basis, prior to the filing with the SEC the Company’s report on Form 10-Q or Form 10-K and prior to announcing quarterly earnings, the committee Chairperson will hold a teleconference meeting with the Company CFO and an appropriate representative of the independent registered public accounting firm to review and discuss the financial statements reflected in such filings.

•	Review the internal audit function of the Company, including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and coordination of such plans with the independent registered public accounting firm.

•	Review the financial statements contained in the Company’s Form 10-K with management and representatives from the Company’s independent registered public accounting firm to determine that the independent registered public accounting firm is satisfied with the disclosure and content of the financial statements to be presented.

•	Discuss any material financial or non-financial arrangements of the Company which do not appear in the Company’s financial statements. Any changes in accounting principles should be reviewed. Recommend to the board of directors whether the audited financial statements should be included in the Company’s annual report on Form 10-K.

•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters considered at each Audit Committee meeting with, the board of directors.

•	Prepare the report required by the SEC to be included in the Company’s annual proxy statement.

•	Investigate any matter brought to its attention within the scope of its duties.

ANNUAL MEETING OF STOCKHOLDERS OF

ANCHOR BANCORP WISCONSIN INC.

July 25, 2006

401k

Please mark, sign, date and
return this instruction card
in the envelope provided as
soon as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF DIRECTORS: (for three-year term and in each case until their successors are elected and qualified)
NOMINEES:
☐	for all nominees	¡ ¡	Holly Cremer Berkenstadt Donald D. Kropidlowski
☐	withhold authority for all nominees	¡	Mark D. Timmerman
☐	for all except (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ended March 31, 2007.	☐	☐	☐
3.	In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting.

Signature of Accountholder	Date:	Signature of Accountholder	Date:
Note:	Please sign exactly as your name or names appear on this Card.

■	■

To:     Participants in the AnchorBank, fsb 401(k) Retirement Plan
As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the “Company”) is being solicited in connection with the proposals to be considered at the Company’s upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the AnchorBank, fsb 401(k) Retirement Plan 401(k) Plan (“401(k) Plan”) will be voted.
Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the 401(k) Plan by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the 401(k) Plan in the accompanying envelope. The 401(k) Plan Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustee of the 401(k) Plan.
We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the
401(k) Plan are not received, the shares allocated to your account will be voted by the Trustee. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.
Please note that the enclosed material relates to those shares which have been allocated to your account under the 401(k) Plan. You will receive other voting materials for those shares owned by you individually and not under the 401(k) Plan.

ANCHOR BANCORP WISCONSIN INC.
ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby instructs State Street Bank and Trust Company, the Trustee of the Trust created pursuant to the AnchorBank, fsb 401(k) Retirement Plan (“Retirement Plan”), to vote the shares of Common Stock of Anchor BanCorp Wisconsin Inc. (the “Company”) which were allocated to my account as of June 9, 2006, pursuant to the Retirement Plan upon the following proposal to be presented at the Annual Meeting of Stockholders of the Company to be held on July 25, 2006.
     The Company’s Board of Directors recommends a vote FOR election of the Board of Directors’ nominees to the Board of Directors and FOR Proposal 2. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting.
     If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors’ nominees to the Board of Directors and FOR Proposal 2. If you do not return this card, shares will be voted by the Trustee of the Retirement Plan.
(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

ANCHOR BANCORP WISCONSIN INC.

July 25, 2006

Please mark, sign, date and
return this proxy in the
envelope provided as soon as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF DIRECTORS: (for three-year term and in each case until their successors are elected and qualified)
NOMINEES:
☐	for all nominees	¡ ¡	Holly Cremer Berkenstadt Donald D. Kropidlowski
☐	withhold authority for all nominees	¡	Mark D. Timmerman
☐	for all except (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.	☐	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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0	■
REVOCABLE PROXY
ANCHOR BANCORP WISCONSIN INC.
ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
ANCHOR BANCORP WISCONSIN INC. (“COMPANY”) FOR USE AT THE
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 25, 2006 AND AT ANY ADJOURNMENT THEREOF.
     The undersigned, being a stockholder of the Company as of June 9, 2006, hereby authorizes the Board of Directors of the Company or any successors thereto as proxies with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of the Company to be held at the Crowne Plaza, 4402 E. Washington Avenue, Madison, Wisconsin on July 25, 2006, at 2:00 p.m., Central Time, and at any adjournment of said meeting and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as follows:
     The Company’s Board of Directors recommends a vote FOR election of the Board of Directors’ nominees to the Board of Directors and FOR Proposal 2. Such votes are hereby solicited by the Board of Directors.
     SHARES OF THE COMPANY’S COMMON STOCK WILL BE VOTED AS SPECIFIED. IF NOT OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES TO THE BOARD OF DIRECTORS AND FOR PROPOSAL 2 AND OTHERWISE AT THE DISCRETION OF THE PROXIES. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO THE TIME IT IS VOTED AT THE ANNUAL MEETING.
(Continued and to be signed on the reverse side)

■	14475	■

ANNUAL MEETING OF STOCKHOLDERS OF

ANCHOR BANCORP WISCONSIN INC.

July 25, 2006

ESOP

Please mark, sign, date and
return this instruction card
in the envelope provided as
soon as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

■

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	ELECTION OF DIRECTORS: (for three-year term and in each case until their successors are elected and qualified)

NOMINEES:
☐	for all nominees	¡ ¡	Holly Cremer Berkenstadt Donald D. Kropidlowski
☐	withhold authority for all nominees	¡	Mark D. Timmerman
☐	for all except (See instructions below)

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

		FOR	AGAINST	ABSTAIN
2.	Proposal to ratify the appointment of McGladrey and Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.	☐	☐	☐

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.

Signature of Accountholder	Date:	Signature of Accountholder	Date:
Note:	Please sign exactly as your name or names appear on this card.

■	■

To:     Participants in the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan
As described in the attached materials, your proxy as a stockholder of Anchor BanCorp Wisconsin Inc. (the “Company”) is being solicited in connection with the proposals to be considered at the Company’s upcoming Annual Meeting of Stockholders. We hope you will take advantage of the opportunity to direct the manner in which shares of Common Stock of the Company allocated to your account under the Anchor BanCorp Wisconsin Inc. Employee Stock Ownership Plan (“ESOP”) will be voted.
Enclosed with this letter is the Proxy Statement which describes the matters to be voted upon, a voting instruction ballot, which will permit you to vote the shares allocated to your account, and a postage paid return envelope. After you have reviewed the Proxy Statement, we urge you to vote your shares held pursuant to the ESOP by marking, dating, signing and returning the enclosed voting instruction ballot to the Administrators of the ESOP in the accompanying envelope. The ESOP Administrators will certify the totals to the Company for the purpose of having those shares voted by the Trustees of the ESOP.
We urge each of you to vote, as a means of participating in the governance of the affairs of the Company. If your voting instructions for the ESOP are not received, the shares allocated to your account will be voted by the Trustees in the same ratio on each matter for which instructions for allocated shares are received from all participants. While I hope that you will vote in the manner recommended by the Board of Directors, the most important thing is that you vote in whatever manner you deem appropriate. Please take a moment to do so.
Please note that the enclosed material relates to those shares which have been allocated to your account under the ESOP. You will receive other voting materials for those shares owned by you individually and not under the ESOP.

ANCHOR BANCORP WISCONSIN INC.
ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby instructs the Trustees of the Trust created pursuant to the Employee Stock Ownership Plan (“ESOP”) of Anchor BanCorp Wisconsin Inc. (the “Company”), to vote the shares of Common Stock of the Company which were allocated to my account as of June 9, 2006, pursuant to the ESOP upon the following proposal to be presented at the Annual Meeting of Stockholders of the Company to be held on July 25, 2006.
     The Company’s Board of Directors recommends a vote FOR election of the Board of Directors’ nominees to the Board of Directors and FOR Proposal 2. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting.
     If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors’ nominees to the Board of Directors and FOR Proposal 2. If you do not return this card, shares will be voted by the Trustee of the ESOP in the same proportion as the allocated shares under the ESOP have voted.
(Continued and to be signed on the reverse side)

■	14475	■

ANCHOR BANCORP WISCONSIN INC.
ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby instructs the Trustees of the Trust created pursuant to the Amended and Restated Management Recognition Plan (“Recognition Plan”) of Anchor BanCorp Wisconsin Inc. (the “Company”), to vote the shares of Common Stock of the Company which were granted to me as of June 9, 2006 pursuant to the Recognition Plans upon the following proposal to be presented at the Annual Meeting of Stockholders of the Company to be held on July 25, 2006.

1.	ELECTION OF DIRECTORS

	❒	FOR all nominees listed below (except as marked to the contrary below)	❒	WITHHOLD AUTHORITY to vote for all nominees listed below

Nominees for three-year term (and in each case until their successors are elected and qualified): Holly Cremer Berkenstadt, Donald D. Kropidlowski, Mark D. Timmerman.

(INSTRUCTIONS: To withhold authority to vote for one or more of the nominees, write the names of the nominee(s) in the space provided below.)

2.	Proposal to ratify the appointment of McGladrey & Pullen LLP as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

3.	In their discretion, the Trustees are authorized to vote upon such other business as may properly come before the meeting.
            The Company’s Board of Directors recommends a vote FOR election of the Board of Directors’ nominees to the Board of Directors. Such votes are hereby solicited by the Board of Directors. You may revoke these instructions at any time prior to the Annual Meeting.
            If you return this card properly signed but do not otherwise specify, shares will be voted FOR election of the Board of Directors’ nominees to the Board of Directors. If you do not return this card, shares will be voted by the Trustees of the Recognition Plan.
Dated: _____________________________, 2006

Signature